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                                                                     EXHIBIT 5.1


                   FORM OF OPINION OF O'MELVENY & MYERS LLP


                     [Letterhead of O'Melveny & Myers LLP]



                              ____________, 1998


Qwest Communications International Inc.
1000 Qwest Tower
555 Seventeenth Street
Denver, Colorado  80202


          Re:  Registration Statement on Form S-4 filed           , 1998
               ---------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Qwest Communications International Inc., a Delaware corporation ("Qwest"), in connection with the Agreement and Plan of Merger dated as of September 13, 1998 (the "Merger Agreement"), among Icon CMT Corp., a Delaware corporation ("Icon"), Qwest and Qwest 1998-I Acquisition Corp., a Delaware corporation ("Qwest Subsidiary"), and the Registration Statement on Form S-4, excluding the documents incorporated in it by reference (the "Registration Statement") filed by Qwest with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Except as otherwise indicated, capitalized terms used in this opinion and defined in the Registration Statement will have the meanings given in the Registration Statement.

          In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

          1.   the Registration Statement;

          2.   the Merger Agreement;

          3. the Amended and Restated Certificate of Incorporation of Qwest (as amended, the "Qwest Certificate of Incorporation"); and

          4.   the bylaws of Qwest (the "Qwest Bylaws").

          We also have examined the Registration Statement for purposes of registering shares of Qwest Common Stock to be issued in connection with the Merger Agreement (the "Securities") under the Securities Act and the Proxy Statement/Prospectus contained in the Registration Statement, excluding the documents incorporated in it by reference (the "Prospectus").
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Page 2 - Qwest Communications International, Inc. - _____________,


          As to relevant factual matters, we have relied upon, among other things, the representations and warranties contained in the Merger Agreement. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

          We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have assumed the authorization, execution and delivery of all documents, including, without limitation, the Merger Agreement, and the satisfaction or waiver of the conditions to the consummation of the transactions contemplated by the Merger Agreement.

          For purposes of this opinion, we have assumed that the per share consideration paid to Qwest upon issuance of the Securities will exceed the par value of a share of Qwest Common Stock and that there will be an adequate number of authorized shares of Qwest Common Stock available for issuance at the time of any issuance of the Securities.

          On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that, upon authorization of the Securities by all necessary corporate action on the part of Qwest, including all necessary action by the board of directors of Qwest, and issuance of the Securities as so authorized and in accordance with the Merger Agreement, and against payment for the Securities and the countersigning of the certificate or certificates representing the Securities by a duly authorized signatory of the registrar for shares of Qwest Common Stock, the Securities will be duly and validly authorized and will be validly issued, fully paid and non-assessable.

          The law covered by this opinion is limited to the present federal law of the United States, the present law of the State of New York and the General Corporation Law of the State of Delaware, in each case as in effect on the date hereof. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. Additionally, we express no opinion concerning federal or state securities laws or regulations or compliance with fiduciary requirements, except as otherwise expressly stated herein.

          This opinion is furnished by us as special counsel for Qwest and may be relied upon by you only in connection with the execution and delivery of the Merger Agreement and issuance of the Securities as contemplated therein. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinion" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act.

                                    Respectfully submitted,